We consent to the incorporation by reference in this Registration Statement of International Game Technology on Form S-8 of our report Dated November 10, 1999, appearing in the Annual Report on Form 10-K of International Game Technology for the year ended October 2, 1999.

/s/ DELOITTE & TOUCHE LLP
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Reno, Nevada
January 7, 2000

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